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                                                               EXHIBIT 16


                          [ARTHUR ANDERSEN LETTERHEAD]



March 21, 1997

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

We have read Item 4.a. included in the attached Form 8-K dated March 21, 1997, of Tennessee Gas Pipeline Company to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



ARTHUR ANDERSEN LLP





Copy to:  Mr. H. Brent Austin
          El Paso Natural Gas Company